Exhibit 99.1

For editorial information: Mandy Markert Styron mmmarkert@styron.com + 41 44 718 3635	For editorial information: Sylva De Craecker Porter Novelli +32 478 27 93 62 sylva.de.craecker@porternovelli.be

FOR IMMEDIATE RELEASE

Styron significantly increases its Solution Styrene Butadiene Rubber production capacity

Acquiring additional SSBR capacity from JSR

Horgen, Switzerland, February 18, 2014 – Styron, the global materials company and manufacturer of plastics, latex and rubber, announced today that it will be doubling its Solution Styrene Butadiene Rubber (SSBR) production capacity of one train, after reaching an agreement with material supplier JSR, to acquire its current production capacity rights at Styron’s world-scale rubber production hub in Schkopau, Germany. SSBR is used in producing high performance tires and green tires with lower rolling resistance.

Styron’s Schkopau production site currently hosts eight world-scale rubber trains that supply tire customers around the world. Prior to this agreement, JSR held the capacity rights to 50% of one of Styron’s three SSBR production trains in Schkopau. As a result, as from April 1, 2014 Styron will have full capacity rights to this train, enabling it to increase its capabilities to serve the global tire market. As owner of the Schkopau rubber complex, Styron is uniquely positioned to capitalize on this expansion opportunity, which is strongly in line with its rubber business growth strategy, and is a cost-effective solution to meet increasing customer demands.

“This agreement allows us to further grow our rubber business in a very economical and timely manner. The investment builds on the success of the third SSBR train in Schkopau which we brought on-line in 2012. Styron invests continuously in R&D and production capacity to ensure customer success,” says Marco Levi, Senior Vice President and Business President of Emulsion Polymers, Styron.

“We are a clear technology leader in functionalized SSBR, continually putting forward breakthrough products that allow our tire customers to meet their goals. With this additional capacity we will be able to react faster to our customer’s needs, and at the same time the production line can be leveraged to produce our next generation grades,” says Francesca Reverberi, Business Director for Rubber, Styron.

In today’s market, tire producers need to develop sustainable products with long life, fuel savings and safe technology. SSBR is a key enabling technology for tires with low rolling resistance combined with excellent wet grip and abrasion resistance in the tread.

About Styron

Styron is a leading global materials company and manufacturer of plastics, latex and rubber, dedicated to collaborating with customers to deliver innovative and sustainable solutions. Styron’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires. Styron had approximately USD 5.5 billion in revenue in 2012, with 20 manufacturing sites around the world, and 2100 employees. More information can be found at www.styron.com.

Legal Disclaimer

Any technical descriptions and product information provided in the above announcement are not legally binding. The quality, price and performance of our products will be specified in individual contracts with our customers. Unless otherwise explicitly agreed, the official product specification shall prevail in the form published from time to time.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of growth, revenues, business activity, acquisitions, financings and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: conditions in the global economy and capital markets, volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of styrene-based chemical products; compliance with environmental, health and safety laws; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; and the loss of customers., Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.styron.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.